Exhibit 10.1

STOCK OPTION AGREEMENT

(Nonqualified Stock Option)

Name of Employee:

Date of Grant:

Number of Shares:

Exercise Price Per Share:	$

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made effective after the close of business on the            day of           ,           , between Christopher & Banks Corporation, a Delaware corporation (the “Company”), and the above-named individual, an employee of the Company or one of its subsidiaries (“Employee”).

1.             Grant of Option.  Pursuant to the Second Amended and Restated Christopher & Banks Corporation 2005 Stock Incentive Plan (the “Plan), the Company hereby grants to Employee, effective as of the date of grant listed above and subject to the terms and conditions of the Plan and this Agreement, a non-qualified option to purchase from the Company an aggregate of            shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the purchase price of $           per share, such option to be exercisable as hereinafter provided.

2.             Expiration Date.  This option shall expire on the 10 year anniversary of the date of grant (the “Expiration Date”).

3.             Exercise of Option.  Subject to Section 8 hereof and the last sentence of this Section 3, this option shall become exercisable with respect to            shares of Common Stock on the first anniversary of the date of grant of this option, with respect to an additional            shares on the second anniversary of the date of grant, and with respect to the remaining            shares on the third anniversary of the date of grant, as reflected in the following table:

Number of Shares to Which Option First Becomes Exercisable	Cumulative Number	Date on Which Becomes Exercisable

This option may be partially exercised from time to time within such percentage limitations.  This option may not be exercised after the Expiration Date.  Notwithstanding the foregoing, this option shall not be exercisable for a fractional share of Common Stock.  Any exercise of this option shall be made in writing, using such form as is approved by the Company and duly executed and delivered to the Company specifying the number of shares as to which the option is being exercised.  Notwithstanding the vesting schedule set forth in the first paragraph of this Section 3, effective immediately prior to a Change in Control (as such term is defined in Section 10 of  the Plan), this option, to the extent it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable.

4.             Payment of Option Exercise Price.  On the date of any exercise of this option, the purchase price of the shares as to which this option is being exercised shall be due and payable and shall be made (i) in cash or by cash equivalent acceptable to the Committee; (ii) by delivery of shares of Common Stock held by Employee for more than six (6) months (or such period as the Committee may deem appropriate, for accounting purposes or otherwise), any such shares so delivered to be deemed to have a value per share equal to the Fair Market Value of the shares on such date; (iii) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price; or (iv) if approved by the Committee, by a combination of the methods described above.

5.             Option Nontransferable.  This option is not transferable otherwise than by will or the laws of descent or distribution and, during Employee’s lifetime, is exercisable only by Employee or his or her guardian or legal representative.

6.             Rights as a Shareholder.  Employee shall have no rights as a shareholder with respect to any of the shares covered by this option until the date of issuance to Employee of a stock certificate or other evidence of the issuance for such shares, and no adjustment shall be made for any dividends or other rights if the record date of such dividends or other rights is prior to the date such stock certificate or other evidence of the issuance for such shares is issued.

7.             Restrictions on Issuance of Shares.  Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Common Stock may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law.  The Company shall not be obligated to issue or deliver any shares of Common Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.  In addition, the grant of this option and the delivery of any shares of Common Stock pursuant to this Agreement are subject to any clawback policies the Company may adopt in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 10D of the Securities Exchange Act of 1934 and any applicable rules and regulations of the Securities and Exchange Commission.

8.             Termination of Employment.

(a)           The option granted pursuant to this Agreement shall terminate immediately upon the termination of Employee’s employment by the Company or any subsidiary for “cause” as that term is defined in the Plan unless Employee is a party to an employment (or similar) agreement with the Company or any subsidiary that defines the word “cause,” in which case such definition shall apply for purposes of this Agreement.  If Employee’s employment is terminated as a result of Employee’s disability (as defined below) or death, the option granted pursuant to this Agreement may be exercised by Employee’s legal representative, heir or devisee, as appropriate, within one year from the date of disability or death.  If Employee’s employment is terminated by Employee or the Company for any reason other than cause, disability or death, such option may be exercised within ninety (90) days following the date of termination.  Notwithstanding the preceding sentence, the Company may terminate and cancel such option during the ninety (90) day period referred to in the preceding sentence if the Company’s Board of Directors or the Committee has determined that Employee has, before or after the termination of employment, materially breached the terms of any agreement between Employee and the Company including any employment, confidentiality, or noncompete agreement, violated in a material way any Company policy or engaged in any other act that can be reasonably expected to cause substantial economic or reputational injury to the Company.  Notwithstanding the foregoing, such option (or any portion thereof) which is not exercisable on the date of termination of employment shall not be exercisable thereafter without the consent of the Committee.  For purposes of this Agreement, “disability” shall mean any physical or mental condition which would qualify Employee for a disability benefit under any long-term disability plan then maintained by the Company or the employing subsidiary.

(b)           Nothing contained in this Section shall be interpreted or have the effect of extending the period during which an option may be exercised beyond the Expiration Date provided in this Agreement or established by law or regulation. Death of Employee subsequent to termination shall not extend such period.

9.             Exchange of Shares in Corporate Transactions.  If, pursuant to any reorganization, sale or exchange of assets, consolidation or merger, outstanding Common Stock of the Company is or would be exchanged for other securities of the Company or of another corporation which is a party to such transaction, or for property, this option shall apply to the securities or property into which the Common Stock covered hereby would have been changed or for which such Common Stock would have been exchanged had such Common Stock been outstanding at the time.

10.           Plan Controls.  Employee hereby agrees to be bound by all of the terms and provisions of the Plan, including any which may conflict with those contained in this Agreement.  The Plan is hereby incorporated by reference into this Agreement, and this Agreement is subject in all respects to the terms and conditions of the Plan.  In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.  Except as otherwise defined herein, capitalized terms contained in this Agreement shall have the same meaning as set forth in the Plan.

11.           Income Tax Matters.  In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Employee, are withheld or collected from Employee.  In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, Employee may elect to satisfy Employee’s tax withholding obligations arising from the exercise of the option by (i) delivering cash, a check (bank check, certified check or personal check) or a money order payable to the Company on or before the option exercise date, (ii) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of the option having a Fair Market Value equal to the amount of such taxes, (iii) delivering to the Company on or before the option exercise date shares of Common Stock held by Employee for more than six (6) months (or such period as the Committee may deem appropriate for accounting purposes or otherwise) having a Fair Market Value equal to the amount of such taxes, or (iv) if approved by the Committee, a combination of the methods described above.  If the number of shares of Common Stock to be delivered to Employee is not a whole number, then the number of shares of Common Stock shall be rounded down to the nearest whole number.  Employee’s election regarding satisfaction of withholding obligations must be made on or before the option exercise date.

12.           Employment Relationship.  Nothing in this Agreement shall be construed as constituting a commitment, guaranty, agreement, or understanding of any kind or nature that the Company or its subsidiaries shall continue to employ Employee, and this Agreement shall not affect in any way the right of the Company or any of its subsidiaries to terminate the employment of Employee.  For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, any successor corporation or a parent or subsidiary corporation of the Company or any successor corporation.  Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, or its delegate, as appropriate, and its determination shall be final.

13.           Committee’s Powers.  No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, in a delegate to the extent of such delegation, pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the option.

14.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all lawful successors to Employee permitted under the terms of the Plan.

15.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all effective as of the date first above written.

CHRISTOPHER & BANKS CORPORATION

By:
Luke R. Komarek

Title:	Senior Vice President, General Counsel

EMPLOYEE

Signed: